                                                                 EXHIBIT 2(D)(3)

                     [FORM OF NOTICE OF GUARANTEED DELIVERY]

                          NOTICE OF GUARANTEED DELIVERY
                         FOR SHARES OF COMMON STOCK OF

                        THE TURKISH INVESTMENT FUND, INC.
                    SUBSCRIBED FOR UNDER PRIMARY SUBSCRIPTION
                       AND THE OVER-SUBSCRIPTION PRIVILEGE

As set forth in the Prospectus, this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all shares of the Fund's Common Stock (the "Shares") subscribed for under the Primary
Subscription and the Over-Subscription Privilege. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or first class mail to the Subscription Agent.

                           THE SUBSCRIPTION AGENT IS:

                     American Stock Transfer & Trust Company

By Mail                                  By Hand:
American Stock Transfer & Trust Company  American Stock Transfer & Trust Company
Operation Center                         Attn: Reorganization Department
Attn: Reorganization Department          59 Maiden Lane
6201 15th Avenue                         New York, New York 10038
Brooklyn, New York 11219

By Overnight Courier:
American Stock Transfer & Trust Company
Operation Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn New York 11219

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A
TELECOPY FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A
VALID DELIVERY.

The New York Stock Exchange member firm or bank or trust company which completes this form must communicate this guarantee and the number of Shares subscribed for in connection with this guarantee (separately disclosed as to the Primary
Subscription and the Over-Subscription Privilege) to the Subscription Agent and
must deliver this Notice of Guaranteed Delivery, to the Subscription Agent,
prior to 5:00 p.m., New York time, on the Expiration Date, unless extended, guaranteeing delivery of (a) payment in full for all subscribed Shares and (b) a properly completed and signed copy of the Subscription Certificate (which certificate and full payment must then be delivered to the Subscription Agent no later than the close of business of the third business day after the Expiration
Date, unless extended), Failure to do so will result in a forfeiture of the
Rights.

                                    GUARANTEE

The undersigned, a member firm of the New York Stock Exchange or a bank or trust company having an office or correspondent in the United States, guarantees delivery to the Subscription Agent by no later than 5:00 p.m., New York City time, on the third Business Day after the Expiration Date ([ ], 2006, unless extended as described in the Prospectus) of (a) a properly completed and executed Subscription Certificate and (b) payment of the full Subscription Price for Shares subscribed for on Primary Subscription and for any additional Shares subscribed for pursuant to the Over-Subscription Privilege, as subscription for such Shares is indicated herein or in the Subscription Certificate.

BROKER ASSIGNED CONTROL #

                        THE TURKISH INVESTMENT FUND, INC.

1. Primary Subscription  Number of       Number of Primary Shares      Payment to be made in connection
                         Rights to be    requested for which you are   with Primary Shares
                         exercised       guaranteeing delivery of
                                         Rights and Payment

                         Rights          Shares                        $
                                         (Rights/4)

2. Over-Subscription                     Number of Over-Subscription   Payment to be made in connection
                                         Shares requested for which    with Over-Subscription Shares
                                         you are guaranteeing payment

                                         Shares                        $

3. Totals                Total Number    Total Number of Shares to be
                         of Rights to    Delivered
                         be Delivered

                         Rights          Shares                        $
                                                                       Total Payment

Method of delivery (circle one)

A. Through DTC

B. Direct to American Stock Transfer & Trust Company, as Subscription Agent.
Please reference below the registration of the Rights to be delivered.

PLEASE ASSIGN A UNIQUE CONTROL NUMBER FOR EACH GUARANTEE SUBMITTED. This number needs to be referenced on any direct delivery of Rights or any delivery through
DTC.

Name of Firm                              Authorized Signature

DTC Participant Number                    Title

Address                                   Name (Please Type or Print)

Zip Code                                  Phone Number

Contact Name                              Date